EXHIBIT-4.2

                             TILDEN ASSOCIATES, INC.

                             2001 STOCK OPTION PLAN

1.       PURPOSE

         This Stock Option Plan (the "Plan") for Tilden Associates, Inc. (The "Company") is intended to provide incentive to directors, officers, key employees of and consultants to the Company by providing those persons with opportunities to purchase shares of the Company's Common Stock under (a) incentive stock options ("Incentive Stock Options") as such term is defined under Section 422A of the Internal Revenue Code of 1986, as amended, and (b) other stock options (collectively herein referred to as "Options").

2.       DEFINITIONS

         As used in this Plan, the following words and phrases shall have the meanings indicated:

         (a)   "Board" shall mean the Board of Directors of the Company.

         (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Common Stock" shall mean the common stock of the Company, par value $0.005 per share.

         (d) "Company" shall mean Tilden Associates, Inc., the employer which has established this Plan.

         (e) "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expect to last for a continuous period of not less than twelve (12) months.

         (f)   "Fair Market Value" per share as of a particular date shall mean
               (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed of the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market, or (iv) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board, which shall make such determinations of value at least once annually.

         (g) "Incentive Stock Option" means one or more options to purchase Common stock which, at the time such Options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422A of the Code.

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         (h)   "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (i)   "Plan" shall mean this Stock Option Plan.

         (j)   "Option" shall mean any Option issued pursuant to this Plan.

         (k) "Optionee" shall mean any person to whom an Option is granted under this Plan.

         (l) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (m) "Ten Percent Shareholder" shall mean an Optionee who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary.

3.       GENERAL ADMINISTRATION

         (a) The Plan shall be administered by the Board or, in the Board's sole discretion, a Stock Option Committee (the "Committee") consisting of not less than three members of the Board; provided, however, that in the event of the Company's registration of the Company's shares of Common Stock under the Securities Exchange Act of 1934, as amended (the "Act"), the Board shall delegate its duties and authorities with respect to the Plan to a Committee, all members of which shall be "disinterested persons" within the meaning of Section 16b-3 of the Act.

         (b) The Board or the Committee, as the case may be, shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the purchase price of shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or items at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and provisions relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (c) If the Plan is administered by the Committee, the Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others.

         (d) No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

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4.       GRANTING OF OPTIONS

         Options may be granted under the Plan at any time prior to December 31, 2011.

5.       ELIGIBILITY

         (a) Options may be granted to any director, officer, key employee of or consultant to the Company. In determining from time to time the directors, officers, employees or consultants to whom Options shall be granted and the number of shares to be covered by each Option, the Board or the Committee, as the case may be, shall take into account the duties of such persons, their present and potential contributions to the success of the Company and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan.

         (b) At the time of the grant of each Option under the Plan, the Board or the Committee, as the case may be, shall determine whether such Option is to be designated an Incentive Stock Option. Incentive Stock Options shall not be granted to an officer, director or consultant who is not an employee of the Company. The length of the exercise period of Incentive Stock Options shall be governed by Section 7(e)(1) of the Plan; the exercise period of all other Options shall be governed by Section 7(e)(2) of the Plan.

6.       STOCK

         (a) The stock subject to the Options shall be shares of the Common Stock. Such shares may, in whole or in part, be authorized but unissued shares contributed directly by the Company or shares which shall have been or which may be acquired by the Company. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 1,500,000 shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in
               Section 7(i) hereof.

         (b) If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan.

7.       TERMS AND CONDITIONS OF OPTIONS

         Each Option granted pursuant to the Plan shall be evidenced by Option Agreements in such forms as the Board or the Committee, as the case may be, may from time to time approve. Options shall comply with and be subject to the following terms and conditions:

         (a) Option Price. Each option shall state the Option Price, which in the case of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one hundred ten percent (110%) of such Fair Market Value. The Option Price for Options that are not Incentive Stock Options shall not be less than fifty percent (50%) of the Fair Market Value of the Shares of Common Stock on the date of grant of the Option. The Option price shall be subject to adjustment as provided in Section 7(i) hereof. The date on which the Board or the Committee, as the case may be, adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

         (b) Restrictions. Any Common Stock issued under the Plan may contain restrictions, including, but not limited to, limitations on transferability that may constitute substantial risks of forfeiture, as the Board or the Committee, as the case may be, may determine.

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         (c)   Value of Shares. Options may be granted to any eligible person for shares of Common Stock of any value, provided that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all the plans of the Company, its Parent and its Subsidiaries) shall not exceed $100,000.

         (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Board or the Committee, as the case maybe, in shares of Common Stock having a Fair Market Value in the aggregate equal to such Option Price or in a combination of cash and such shares.

         (e)   Term and Exercise of Options.

               (1) Incentive Stock Options. Incentive Stock Options shall be exercisable over the exercise period specified by the Board or Committee, as the case may be, in the Option Agreement, but in no event shall such period exceed ten
                      (10) years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall not exceed five (5) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Section 7(f) and 7(g) hereof and may be accelerated, as specified by the Board or the Committee, as the case may be, in the Option Agreement, upon certain events such as an initial public offering of the Company's Common Stock. An Incentive Stock Option may be exercised, as to any or all full shares of Common Stock as to which the Incentive Stock Option has become exercisable, by giving written notice of such exercise to the Board or the Committee, as the case may be; provided that an Incentive Stock Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Incentive Stock Option is then exercisable if such number of shares is less than 100).

               (2) Non-Incentive Stock Options. Options which have not been designated by the Board or the Committee, as the case may be, as Incentive Stock Options shall be exercisable over a period of eleven (11) years.

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         (f)   Termination of Employment. Except as provided in Section 7(g)
               hereof and except with respect to Options granted to a consultant which have not been designated as Incentive Stock Options, (i) an Option may not be exercised unless the Optionee is then a director of or in the employ of the Company or any Parent or Subsidiary of the Company (or a corporation or a Parent or Subsidiary of such corporation issuing or assuming the Option in a transaction to which Section 425(a) of the Code applies), and unless the Optionee has remained continuously a director or so employed, as the case may be, since the date of grant of the Option, and (ii) in the event all association of an Optionee with the Company (as an employee or director) shall terminate (other than by reason of death or Disability), all Options or unexercised portions thereof granted to such Optionee which are then otherwise exercisable shall terminate ninety (90) days following the day on which the Optionee ceases to be an employee and/or director, but in no event later than the date of expiration of the Options. A bona fide leave of absence shall not be considered a termination or break in continuity of employment for any purpose of the Plan so long as the period of such leave does not exceed ninety (90) days or such longer period during which the Optionee's right to reemployment is guaranteed by statute or by contract. Where the period of such leave exceeds ninety (90) days and the Optionee's right to reemployment is not guaranteed, the Optionee's employment will be deemed to have terminated on the ninety-first day of such leave. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an employee any right to continue in the employ of the Company or any of its divisions or Parent or Subsidiaries or interfere in any way with the right of the Company or any such divisions or Parent or Subsidiary to terminate such employment at any time.

         (g) Death or Disability of Optionee. If an Optionee shall die while a director of or employed by the Company or any Parent or Subsidiary of the Company, or if the Optionee's employment shall terminate by reason of Disability, all Options theretofore granted to such Optionee may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the personal representative of the Optionee's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee, at any time within nine(9) months after the date of death or Disability of the Optionee, but in no event later than the date of expiration of the Option, provided that during the lifetime of the Optionee any Option granted to him may be exercised only by the Optionee.

         (h) Nontransferability of Options. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

         (i)   Effect of Certain changes.

               (1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options and the price per share of such Options shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

               (2) In the event of the proposed dissolution or liquidation of the Corporation, each Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that each Optionee shall have the right, immediately prior to such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Options would not otherwise be exercisable.

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               (3)    In the event of any merger, consolidation or
                      reorganization of the Company, the Board or the Committee, as the case may be, shall promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Options, and to the amount and kind of shares or other securities or property receivable upon exercise of any outstanding Options after the effective date of such transaction, and the price thereof (subject to the limitations of Section 425 of the Code) in order to preserve each Optionee's proportionate interest therein, and in order that the aggregate Option Price remains unchanged. A consolidation of the Company with, or sale of substantially all of the assets of the Company to, or the merger of the Company with, any other person (other than a consolidation or merger in which the Company is the surviving corporation) shall cause each outstanding Option to terminate, provided that each Optionee shall have the right during a ten (10) day period ending on the fifth day prior to such consolidation or merger to exercise his or her Options, in whole or in part, including shares as to which such Options would not otherwise be exercisable.

               (4) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with or without par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

               (5) To the extent that the foregoing adjustments relate to the stock or securities of the Company, such adjustments shall be made by the Board or the Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive, provided that each Option granted pursuant to this Plan and designated an Incentive Stock Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422A of the Code.

               (6) Except as hereinbefore expressly provided in this Section 7(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Price of shares of Common Stock subject to an Option. The grant of an Option pursuant to the Plan shall not affect in anyway the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

               (7) For purposes of the Plan, a "change in control" of the Company occurs if: (a) any "person" (defined as such term as used in Section sections 13(d) and 14(d)(2) of the Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five (25%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof; or
                      (c) the Board of Directors shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.

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               In the event of a change in control of the Company, the Board or the Committee, as the case may be, in its discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Option, an amount of cash equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such transaction over the exercise price per share of such Option. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of the transaction described above if the holder of such Option is a director or officer of the Company or a beneficial owner of the Company as defined in Section 16(a) of the Act, unless such holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration of such six month period.

               Alternately, the Board or the Committee, as the case may be, may determine, in its discretion, that all then outstanding Options shall immediately become exercisable upon a change of control of the Company.

         (j) Rights as a Shareholder. An optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(i) hereof.

         (k) Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, and (ii) the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Board of the Committee, as the case may be, shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws.

8.       AGREEMENT BY OPTIONEE REGARDING WITHHOLDING TAXES

         (a) No later than the date of exercise of any Option granted hereunder, the Optionee will pay to the Company or make arrangements satisfactory to the Board or the Committee, as the case may be, regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option; and

         (b) The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option.

9.       TERM OF PLAN

         Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date on which the Plan is adopted by the Board, provided that no Options granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders.

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10.      SAVINGS CLAUSE

         Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which incentive stock options may be issued Section 422A of the Code. If this Plan or any provision of this Plan shall be held to be invalid or fail to meet the requirements of
         Section 422A of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if the Plan or the affected provisions thereof, as the case may be, complied in all respects with the requirements of Section 422A of the Code.

11.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding, except that any such increase or modification that may result from adjustments authorized by Section 7(i) hereof shall not require such approval. Except as provided in
         Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted unless the written consent of the Optionee is obtained.


         ADOPTED by the Board of Directors on December , 2001.

                                            TILDEN ASSOCIATES, INC.



Attest:                                     By:__________________________
                                               President


--------------------------
Secretary

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